NEWS RELEASE
FOR IMMEDIATE RELEASE

February 22, 2010

CAPITOL FEDERAL FINANCIAL

TO PRESENT AT KEEFE, BRUYETTE, & WOOD’S REGIONAL BANK INVESTOR CONFERENCE

Topeka, KS – Capitol Federal Financial (NASDAQ:CFFN) announced today that it will participate as a presenter at Keefe, Bruyette, & Wood’s Regional Bank Investor Conference in Boston, MA on February 24 and 25, 2010.  John B. Dicus, Chairman, President, and Chief Executive Officer, is scheduled to present on Thursday, February 25, 2010.  The presentation is scheduled for 1:45 PM ET.

A link to the live webcast will be available at http://kbw.com/news/conference_bank2010_webcast.html, and also under the Investor Relations link on the company website, http://www.capfed.com.  The archived Webcast will be available for 60 days after the event.  The accompanying slide presentation will be posted to the Company’s website at the time of the presentation.

Capitol Federal Financial is the holding company for Capitol Federal Savings Bank which operates 45 branch offices.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies and other governmental initiatives affecting the financial services industry, fluctuations in interest rates, demand for loans in the Company's market area, the future earnings and capital levels of Capitol Federal Savings Bank, which could affect the ability of the Company to pay dividends in accordance with its dividend policies, competition, and other risks detailed from time to time in the Company's SEC reports.  Actual strategies and results in future periods may differ materially from those currently expected.  These forward-looking statements represent the Company's judgment as of the date of this release.  The Company disclaims, however, any intent or obligation to update these forward-looking statements.

For further information contact:
Jim Wempe	Kent Townsend
Vice President, Investor Relations	Executive Vice President, Chief Financial Officer
700 S Kansas Ave.	700 S Kansas Ave.
Topeka, KS 66603	Topeka, KS 66603
(785) 270-6055	(785) 231-6360
jwempe@capfed.com	ktownsend@capfed.com